UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 1, 2024

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value	ARCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2024, Robert L. Rosen and Bennett Rosenthal each notified Ares Capital Corporation (the “Company”) that they would not stand for re-election as directors of the Company when their respective current terms expire at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Robert L. Rosen and Bennett Rosenthal are expected to continue to serve the remainder of their respective terms until the date of the Annual Meeting. Robert L. Rosen has served on the Company’s Board of Directors (the “Board”) since the Company’s initial public offering in 2004. Bennett Rosenthal has served as Co-Chairman of the Board since 2014, and previously as Chairman of the Board since the Company’s initial public offering in 2004. Following the Annual Meeting, Bennett Rosenthal will step down as Co-Chairman of the Board and will thereafter serve as Chairman Emeritus of the Board and Michael J Arougheti will serve as the sole Chairman of the Board. Neither Robert L. Rosen’s nor Bennett Rosenthal’s decision to not stand for reelection was based on the result of any disagreement relating to the Company’s operations, policies or practices.

The Company appreciates and thanks Robert L. Rosen and Bennett Rosenthal for their service and commitment as directors and will continue to benefit from their perspectives and insights as directors until their respective terms expire at the Annual Meeting. The Company expects that it will continue to benefit from Bennett Rosenthal’s experience while he serves as Chairman Emeritus of the Board. As Chairman Emeritus, Bennett Rosenthal may attend Board and committee meetings, although his attendance will not count for quorum purposes. He will not have any of the responsibilities or liabilities of a director, nor any of a director’s rights, powers or privileges. Bennett Rosenthal will continue to serve as a director and Partner of Ares Management Corporation (“Ares”) and as Chairman of the Ares Private Equity Group.

Following the Annual Meeting, the size of the Board will be reduced to nine directors. In accordance with the requirement in the Company’s charter that each class of directors be as nearly equal in number as possible, the nominating and governance committee of the Board has proposed that Michael L. Smith stand for election as a Class II director at the Annual Meeting. In connection with this proposal, Michael L. Smith, with the concurrence of the nominating and governance committee and the Board, will cease his service as a Class III director effective upon his election as a Class II director at the Annual Meeting. If Michael L. Smith is not elected as a Class II director at the Annual Meeting, he will continue to serve as a Class III director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: March 6, 2024

	By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Chief Financial Officer

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